Exhibit 10.5(b)

STATE OF NORTH CAROLINA

COUNTY OF WAKE

SECOND AMENDMENT OF EMPLOYEE DEATH

BENEFIT AND POST-RETIREMENT

NONCOMPETITION AND CONSULTATION AGREEMENT

THIS SECOND AMENDMENT OF EMPLOYEE DEATH BENEFIT AND POST-RETIREMENT NONCOMPETITION AND CONSULTATION AGREEMENT (“Second Amendment”), made and entered into and effective as of the 28th day of October, 2002, by and between FIRST-CITIZENS BANK & TRUST COMPANY, a North Carolina banking corporation with its principal place of business in Raleigh, Wake County, North Carolina (hereinafter referred to as “Employer”); and JOSEPH A. COOPER, JR. (hereinafter referred to as “Employee”);

W I T N E S S E T H:

WHEREAS, in recognition of Employee’s contribution to the growth, management and development of Employer and in order to limit Employee’s availability to other employers or entities in competition with Employer following Employee’s retirement from employment with Employer, Employer and Employee entered into that certain Employee Death Benefit and Post-Retirement Noncompetition and Consultation Agreement, dated as of January 22, 1996, as amended by a First Amendment of Employee Death Benefit and Post-Retirement Noncompetition and Consultation Agreement, dated as of October 26, 1998, all of which is incorporated herein by reference (hereinafter referred to as the “Agreement”), which Agreement was executed pursuant to a benefit plan adopted by Employer as of January 1, 1986, for a class of senior management employees of Employer; and,

WHEREAS, Employer now desires to increase the benefits payable to Employee as set forth in the Agreement by amending said Agreement pursuant to Paragraph 12 thereof, such increased benefits to be effective as of the date of this Second Amendment.

NOW, THEREFORE, for and in consideration of the mutual promises and undertakings herein set forth, the parties hereto do agree as follows:

1.    Paragraph 2 of the Agreement hereby is deleted in its entirety and the following replacement Paragraph 2 is inserted in lieu thereof:

“2.    DEATH BENEFITS.    In the event Employee dies while employed by Employer prior to Employee’s Retirement Date, Employer will pay the sum of Eighty-Two Thousand Six Hundred Thirty-Six and No/100 Dollars ($82,636.00) per year, payable in monthly installments of Six Thousand Eight Hundred Eighty-Six and 33/100 Dollars ($6,886.33) for a period of ten (10) years, to such individual or individuals as Employee shall have designated in writing filed with Employer or, in the absence of such designation, to the Estate of Employee. The first payment shall be made not later than two (2) months following Employee’s death. Payments hereunder shall be payable each month without deductions and the recipient shall be solely responsible for the payment of all income and other taxes and assessments applicable on said payments.”

2.    The first paragraph of Paragraph 3 of the Agreement hereby is deleted in its entirety and the following replacement first paragraph of Paragraph 3 is inserted in lieu thereof:

“3.    CONSULTATION PAYMENTS.    In the event Employee retires from employment on Employee’s Retirement Date, Employee shall be paid by Employer the sum of One Thousand Seven Hundred Twenty-One and 58/100 Dollars ($1,721.58) per month, beginning not later than two (2) months after Employee’s Retirement Date, for a period of ten (10) years following Employee’s Retirement Date or until death, whichever first occurs. Such monthly payments shall be paid for and in consideration of Employee’s Consultation Services, as provided herein; such sum to be payable to Employee whether or not Employee’s Consultation Services have been utilized by Employer. Consultation Payments hereunder shall be payable each month without deductions and Employee agrees to be solely responsible for the payment of all income and other taxes out of said funds and all Social Security, self-employment and any other taxes or assessments, if any, applicable on said compensation.”

3.    The first paragraph of Paragraph 4 of the Agreement hereby is deleted in its entirety and the following replacement first paragraph of Paragraph 4 is inserted in lieu thereof:

“4.    NONCOMPETITION PAYMENTS.    In the event Employee retires from employment on Employee’s Retirement Date, Employee shall be paid by Employer the sum of Five Thousand One Hundred Sixty-Four and 75/100 Dollars ($5,164.75) per month, beginning not later than two (2) months after Employee’s Retirement Date, for a period of ten (10) years following Employee’s Retirement Date or until death, whichever first occurs. Such monthly payments shall be paid for and in consideration of Employee’s Covenant Not To Compete as provided herein. Noncompetition Payments hereunder shall be payable each month without deductions and Employee agrees to be solely responsible for the payment of all income or other taxes or assessments, if any, applicable on said payments.”

4.    Paragraph 5 of the Agreement hereby is deleted in its entirety and the following replacement Paragraph 5 is inserted in lieu thereof:

“5.    CONTINUATION OF PAYMENTS.    Upon Employee’s death during said ten (10) year period of payments hereunder, the sum of Six Thousand Eight Hundred Eighty-Six and 33/100 Dollars ($6,886.33) per month shall be paid to Employee’s designated beneficiary or Employee’s Estate, as applicable, beginning the first calendar month following the date of Employee’s death and continuing thereafter until the expiration of said ten (10) year period. Once the Consultation and/or Noncompetition Payments are begun, whether paid by Employer or as otherwise provided herein, the maximum payment period under this Agreement is ten (10) years. Payments hereunder shall be payable each month without deductions and the recipient shall be solely responsible for all income and other taxes and assessments applicable on said payments.”

5.    All of the remaining terms and conditions of the Agreement which are not expressly amended by this Second Amendment shall remain in full force and effect.

IN TESTIMONY WHEREOF, Employer has caused this Second Amendment to be executed in its corporate name by its Vice Chairman, attested by its Secretary/Assistant Secretary and its corporate seal to be affixed hereto, all within the authority duly given by its Board of Directors, and Employee has hereunto set his hand and adopted as his seal the typewritten word “SEAL” appearing beside his name, as of the day and year first above written.

FIRST-CITIZENS BANK & TRUST COMPANY

By:

James B. Hyler, Jr., Vice Chairman

Attest:

Secretary/Assistant Secretary

                                                                       (SEAL)

Joseph A. Cooper, Jr.

DESIGNATION OF BENEFICIARY

Pursuant to the terms of the Employee Death Benefit and Post-Retirement Noncompetition and Consultation Agreement, dated as of January 22, 1996, as amended, between myself and Employer, I hereby designate the following beneficiary(ies) to receive any payments which may be due under such Agreement after my death.

Primary Beneficiary

Secondary Beneficiary

Secondary Beneficiary

Secondary Beneficiary

This designation hereby revokes any prior designation which may have been in effect.

Date:

Joseph A. Cooper, Jr.

Witness

Acknowledged by:

Title:

Date: